China Education Alliance Announces Participation in Global Hunter Securities China Conference

HARBIN, China, July 6 /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (NYSE: CEU), a China-based education resources and services company, announced today that the company will participate in the Global Hunter Securities China Conference. The event will be held July 11-13, 2010 at the St. Regis Hotel in San Francisco, California.

Zack Pan, Chief Financial Officer, is scheduled to present at 10:30 a.m. on Monday, July 12 in Presentation Room 1. Mr. Pan will be available for one-on-one meetings with investors during the conference. For more information regarding this conference, please visit http://www.ghsecurities.com ..

About China Education Alliance, Inc.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a fast-growing, leading, China-based company offering high-quality education resources and services to students ages 6 to 18 and adults (university students and professionals) ages 18 and over. For students ages 6 to 18, China Education Alliance offers supplemental, online exam-oriented training materials and onsite, exam-oriented training and tutoring services. The company provides online, downloadable famous-teacher resources and onsite, personalized instruction. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and onsite tutoring is to help Chinese students (ages 6 to 18) pass the two most important and highly competitive exams in their educational career: the senior high school entrance and college entrance exams. For graduates and professionals age 18 and over, China Education Alliance provides vocational training including IT and several professional training programs.

For more information, please contact:

Zack Pan, CFO
China Education Alliance, Inc.
Tel: +1-405-315-9987
Email: zackpan08@gmail.com

SOURCE  China Education Alliance, Inc.